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                                                                      EXHIBIT B.
                                    BY-LAWS

                                      OF

                               THE REGIS FUND II

                                   ARTICLE 1
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                      Agreement and Declaration of Trust
                             and Principal Office

1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect ("Declaration of Trust"), of The Regis Fund II, the Delaware business trust established by the Declaration of Trust (the "Trust").

1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located at One International Place, Boston, Massachusetts 02110.

                                   ARTICLE 2
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                              MEETING OF TRUSTEES

2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places either within or without the State of Delaware and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 QUORUM; ADJOURNMENT: VOTE REQUIRED FOR ACTION. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees, if any action taken is approved by a majority of the required quorum for such meeting. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. At the adjourned meeting, the Trustees may transact any business which might have been transacted at the original meeting. Except in cases where

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the Declaration of Trust or these By-Laws otherwise provide, the vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Trustees.

2.5 ACTION BY WRITING. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meeting of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.6 PARTICIPATION BY COMMUNICATIONS EQUIPMENT. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 3
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                                   Officers

3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a Chairman of the Board, a President, a Treasurer, a Secretary and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Board shall be a Trustee and may, but need not be, a beneficial owner of the Trust (a "Shareholder'); and any other officer may be but none need be a Trustee or Shareholder. Any two or more offices may be held by the same person.

3.2 ELECTION; TENURE. The Chairman of the Board, the President, the Treasurer, the Secretary and such other officers as the Trustees may in their discretion from time to time elect shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 CHAIRMAN. Unless the Trustees otherwise provide, the Chairman of the Board, shall preside at all meetings of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Trustees.

3.5 PRESIDENT. Unless otherwise provided by the Trustees, the President shall be the Chief Executive Officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business of the Trust. The President shall preside at all meetings of Shareholders and in the absence of the Chairman of the Board at all meetings of the Board of Trustees.

3.6 VICE PRESIDENT. The Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall in the absence of the President or in the event of his or her inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to

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all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

3.7 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.8 ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

3.9 SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. The Secretary shall have such other duties and powers as the Trustees may from time to time prescribe.

3.10 ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

3.11 RESIGNATIONS AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the Vice Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4
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                                  Committees

4.1 GENERAL. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee, Compensation Committee, Audit Committee and Nomination Committee each of which shall consist of two or more of the Trustee of the Trust which committee shall have and may exercise some or all of the powers and authority of the Board with respect to all matters except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated.

4.2 OTHER COMMITTEES OF THE BOARD. The Board of Trustees may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of two or more Trustees and to have such powers and duties as the Board of Trustees may, by resolution, prescribe.

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4.3  LIMITATION OF COMMITTEE POWERS.  No committee of the Board shall have power or authority to:

               (a) recommend to shareholders any action requiring authorization of shareholders pursuant to statute or the Agreement and Declaration of Trust;

               (b) approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, or take any other action required to be taken by the Board of Trustees by the 1940 Act;

               (c) amend or repeal these By-laws or adopt new By-laws;

               (d) declare dividends or other distributions or issue capital stock of the Trust; and

               (e) approve any merger or share exchange which does not require shareholder approval.

4.4 GENERAL. One-third, but not less than two members, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee.

     All committees shall keep written minutes of their proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

                                   ARTICLE 5
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                                    Reports

5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6
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                                  Fiscal Year

6.1 GENERAL. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

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                                   ARTICLE 7
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                                     Seal

7.1 GENERAL. The seal of the Trust shall consist of a flat-faced die with the word "Delaware", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8
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                              Execution of Papers

8.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President or by the Treasurer or such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                   ARTICLE 9
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                        Issuance of Shares Certificates

9.1 SHARE CERTIFICATES. In lieu of issuing certificates for shares of the Trust, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof .

     The Trustees may at any time authorize the issuance of share certificates either in limited cases or to all Shareholders. In that event, a Shareholder may receive a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or a vice president and by the treasurer or assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

9.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe. The Trust may require the owner of the lost, destroyed or mutilated share certificate, or his or her legal representative, to give the Trust a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

9.3 ISSUANCE OF NEW CERTIFICATE TO PLEDGEE. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held

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as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder, and entitled to vote thereon.

9.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                  ARTICLE 10
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                      Dealings with Trustees and Officers

10.1 GENERAL. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

                                  ARTICLE 11
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                           Amendments to the By-Laws

11.1 GENERAL. These By-Laws may be amended or repealed, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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